Exhibit 10.19

Johannesburg
Investec Specialist Bank
100 Grayston Drive Sandown Sandton 2196
PO Box 785700 Sandton 2146 South Africa
T +27 (0) 11 286 7000 F +27 (0) 11 286 9555
www.investecprivatebank.co.za
Client No: 224342
Deal No: 009

Mix Telematics Africa (Pty) Ltd

28 Howick Close

Waterfall Park

Vorna Valley

Johannesburg

1682

10 October 2012

Dear Sirs,

Amendment - Agreement of Loan

1.	We confirm that you previously concluded an Agreement of Loan with Investec Bank Limited on or about 20 January 2011 (“Agreement of Loan”), as amended from time to time (the “Existing Agreement of Loan”).

2.	In terms of the Existing Agreement of Loan you were obliged to repay the total amount outstanding under the Existing Agreement of Loan on or before 31 January 2013 (the “loan term”).

3.	At your specific Instance and request, Investec has agreed to extend the loan term, commencing on 1 February 2013 and terminating on 31 January 2015, provided that a raising fee of R150,000.00 (One Hundred and Fifty Thousand Rand) excluding VAT is paid.

4.	Accordingly, the Existing Agreement of Loan will be amended as follows:

4.1	By the deletion of the Loan summary Quotation: cost of credit and the replacement thereof with the Loan summary Quotation : cost of credit attached hereto.

4.3	By the deletion of clause 6 and the replacement thereof with the following clause 6:

6	Duration of loan

6.1	This loan will begin on the Commencement Date and will endure until 31 January 2015, subject to the provisions of 4 (Default), 11 (Increased costs) and 16 (Early payment and early termination by the borrower) of the Standard Terms and Conditions.

4.4	By the deletion of clause 9.1 and the replacement thereof with the following clause 9.1:

9.1	The borrower shall pay to Investec the following fees:

9.1.1	a non-refundable raising fee for arranging the Capital In the amount of R171,000.00 (Inclusive of VAT) payable on the date upon which the Existing Agreement of Loan is restructured. For the avoidance of doubt it is recorded and agreed that the aforesaid raising fee is in addition to the raising fee which was included in the Principal Debt on the Commencement Date and/or any date of amendment of the Agreement of Loan.

Investec Private Bank, a division of Investec Bank Limited registration number 1969/004763/06. Investec Private Bank is committed to the Code of Banking Practice as regulated by the Ombudsman for Banking Services. Copies of the Code and the Ombudsman’s details are available on request or visit www.investecprivatebank.co.za. A registered credit provider registration number NCRCP9.

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5.	The extension of the loan term and the amendments contained herein are made entirely without prejudice to or limitation of Investec’s rights under the Existing Agreement of Loan. For the avoidance of doubt:

5.1	the Existing Agreement of Loan (amended as set out in clause 4 above) will continue in full force and effect; and

5.2	save as set out above, this extension and amendment will in no way affect the terms or the operation of the Existing Agreement of Loan or the continuing covering security afforded by any mortgage bond registered at any time in favour of Investec or the security afforded by any suretyship, insurance policy or other collateral security furnished in terms of the Existing Agreement of Loan, or constitute a novation of the debt or affect any of Investec’s rights under the Existing Agreement of Loan or otherwise.

6.	If the total amount outstanding under the Existing Agreement of Loan is not Irrevocably discharged in full on or before the termination date specified in clause 3 above, you will be deemed to be In default of your obligations in terms of the Existing Agreement of Loan and Investec will have the right to exercise whatever rights it may have or acquire thereunder or in law.

7.	The amendment will be effective on the 1st business day following the date of this letter.

8.	If you have any queries do not hesitate to Jarred Roberts on (011) 286 7468.

Yours faithfully
Investec Bank Limited

Private Banker	Authorised signatory

I the undersigned, duly authorised and warranting such authority, hereby acknowledge, and to the extent necessary, agree to the amendments to the Existing Agreement of Loan as provided for in this letter of amendment.

Signed at MIDRAND on 15 day of NOVEMBER 2012.

SIGN HERE
For and on behalf of:
Mix Telematics Africa (Pty) Ltd
Registration no. 2004/019797/07

Annexure B

	Date	: 09/10/2012

Loan summary	Contract no.	: 009

Quotation : cost of credit	Client no.	: 224342

(for the purposes of section 92 of the National Credit Act, 2005 if the Act is applicable)

Name of Credit Provider:	Investec Bank Limited (Registration No. 1969/004763/06) Its successors and assigns (“Investec”)
Contact details of Credit Provider:	100 Grayston Drive Sandown Sandton 2196 Tel number: (2711) 286-7000 Fax number: (2711) 286-7777
National Credit Registration Number:	NCRCP9
Name of Borrower:	Mix Telematics Africa (Pty) Ltd (Registration No/ID no 2004/019797/07)
Contact details of Borrower:	Tel: 0116548000 Email: paddy.fitzgerald@mixtelematics.com
Physical Address of borrower:	28 Howick Close Waterfall Park Vorna Valley Johannesburg 1682
Type of Agreement:	Secured loan and credit facility
CAPITAL:	R50,000,000.00 (Fifty Million Rand)
ADDITIONAL AMOUNTS AND CHARGES
Raising fee:	R171,000.00
Security preparation fee:	R0.00
Valuation fee:	R0.00
Charges are inclusive of VAT except if expressly stated to exclude VAT.
*TOTAL ADDITIONAL AMOUNTS AND CHARGES:	R171,000.00
*PRINCIPAL DEBT (Capital plus total additional charges):	R50,171,000.00
INTEREST
Applicable annual interest rate:	Base Rate minus 0.50%
Base rate:	Investec Prime Rate, being currently 8.50%
Initial annual interest rate:	8%
Rand value of interest:	R8,014,612.80
*TOTAL COST OF CREDIT (Interest plus additional charges):	R8,185,812.80
*TOTAL AMOUNT REPAYABLE:	R58,185,612.80
INSTALMENTS See clause 8 of the Loan Document
*Monthly instalment in respect of the Principal Debt:	Number of instalments:	Amount of each instalment:
	24	341,067.20
Frequency of instalments:	Monthly
Residual/final instalment:	R50,000,000.00
Date of first instalment and date of final instalment:	Unless otherwise agreed in writing, the monthly instalments will commence on the 1st day of the month following the month in which the Principal Debt or any portion thereof is advanced to or on behalf of the borrower and will thereafter be payable on the 1st day of each succeeding month and shall continue to be so paid until all amounts owing to or claimable by Investec in terms of the Loan Agreement have been paid in full. Where the 1st day of the month falls on a Saturday, Sunday or official public holiday in the Republic of South Africa, then Investec shall be entitled to obtain payment on the first business day thereafter.
Method of payment:	ACB
*Total all Instalments:	R58,185,612.80

SIGN HERE	Witness Here
Borrower Initial here An authorised financial services provider.		Witness initial here

SECURITY PROVIDED AND SPECIAL CONDITIONS: See clause 2 of the Loan Document

OTHER ONGOING COSTS: See for example clauses 4 (Default), 13 (Change in market rates and increased costs) and 18 (Insurance) of the Standard Terms and Conditions attached to the Loan Document as Annexure A.

INSURANCE CONDITIONS: Please see clause 18 of the Standard Terms and Conditions.

SIGN HERE	Witness Here
Borrower initial here An authorised financial services provider.		Witness initial here